UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 2, 2015
Date of Report

TAPIMMUNE INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27239	88-0277072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 Eastlake Avenue East, Suite 100, Seattle, WA	98102
(Address of principal executive offices)	(Zip Code)

(206) 504-7278
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated Restructuring Agreement

As reported on June 2, 2015 by TapImmune Inc. (the “Company”) in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission, the Company entered into a Restructuring Agreement on May 28, 2015 with Eastern Capital Limited (the “Restructuring Agreement”), the purchaser of units pursuant to a Securities Purchase Agreement entered into on March 9, 2015.  Each unit sold under such securities purchase agreement consisted of (i) one share of the Company’s Common Stock, (ii) one Series A-1 warrant to purchase one share of Common Stock, (iii) one Series B-1 warrant to purchase one share of Common Stock, (iv) one Series C-1 warrant to purchase one share of Common Stock, (v) one Series D-1 warrant to purchase one share of Common Stock and (vi) one Series E-1 warrant to purchase one share of Common Stock.  The Restructuring Agreement amended certain of the material terms of (i) the Series A-1Warrants, (ii) the Series B-1Warrants and (iii) the Series C-1Warrants.

On June 2, 2015, the Company entered into an Amended and Restated Restructuring Agreement with Eastern Capital Limited that amended and restated the Restructuring Agreement so that each of the Series A-1 Warrants, Series B-1 Warrants, Series C-1 Warrants, Series D-1 warrants and Series E-1 warrants provides that no exercise will be effected, and the holder of such warrants will not have the right to exercise, receive and vote a warrant, if after giving effect to the exercise the holder, together with any affiliates, would beneficially own in excess of 49.9% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares upon exercise of such warrant. No other material changes were made to the Restructuring Agreement or any of the warrants.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

EXHIBIT INDEX

Exhibit	Description

10.1	Amended and Restated Restructuring Agreement, dated as June 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAPIMMUNE INC.
Date: June 4, 2015	By: /s/ Glynn Wilson Name: Glynn Wilson Title: Chairman and CEO